SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 7, 2010

MEXUS GOLD US

(Exact name of registrant as specified in its charter)

Nevada	000-52413	20-4092640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1805 N. Carson Street, #150
Carson City, NV 89701
(Address of principal executive offices)

775-721-9960
(Registrant’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On July 7, 2010, we entered into a Funding and Revenue Sharing Agreement with Mexus Gold Mining, S.A. de C.V. for the purpose of funding mining operations in Sonora, Mexico.  Pursuant to the terms of the Agreement, Mexus Gold US has agreed to provide funds to Mexus Gold Mining, S.A. de C.V. so that it may begin mining operations in Mexico.  Under the terms of the Agreement, Mexus Gold US will receive 75% of the mining revenues after costs.  The Agreement will terminate upon the completion of the business combination transaction between Mexus Gold US and Mexus Gold Mining, S.A. de C.V.

On July 9, 2010, Mexus Gold US executed an agreement with Western States Trading, LLC, a processing facility in Nevada, to process 20 tons of mineralized material from the Mexus Gold Mining, S.A. de C.V.“Eight Brothers Mine” in Sonora, Mexico for evaluation.  The Company expects that the initial shipment will provide some revenues and will provide geologists and engineers the material necessary to begin the process of designing a proper recovery process.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Mexus Gold US
/s/	Paul D. Thompson _________________________
By:	Paul D. Thompson
Its:	President